UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Sec. 240. 14.a-12

ACCREDO HEALTH, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ACCREDO HEALTH, INCORPORATED

1640 Century Center Parkway
Suite 101
Memphis, Tennessee 38134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, November 22, 2004

To the Stockholders of Accredo Health, Incorporated:

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Accredo Health, Incorporated (the “Company” or “Accredo”), will be held at the Accredo offices, 7420 Goodlett Farms Blvd., Suite 110, Cordova, Tennessee 38016, on Monday, November 22, 2004 at 9:00 a.m. (Central Time) for the following purposes:

(1) To elect three Class III directors to serve for a term of three (3) years and until their successors are elected;

(2) To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 2005;

(3) To consider and vote on the approval of the amendment of the Accredo Health, Incorporated 2002 Long-Term Incentive Plan to increase the number of shares reserved and available for Awards from 3,900,000 to 6,900,000; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Only stockholders of record at the close of business on October 8, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

      Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

      The Board of Directors of the Company unanimously recommends that stockholders vote FOR the director nominees named in the Proxy Statement, FOR approval of the appointment of Deloitte & Touche LLP as auditors for the Company, and FOR approval of the amendment to the Accredo Health, Incorporated 2002 Long-Term Incentive Plan.

      Stockholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors

Thomas W. Bell, Jr.,
Secretary

October 19, 2004

IMPORTANT

      YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL #1 ELECTION OF DIRECTORS
BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS
PROPOSAL #2
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE MEMBERS
PRINCIPAL ACCOUNTING FEES AND SERVICES
AUDIT COMMITTEE PRE-APPROVAL POLICY
CHANGE IN INDEPENDENT AUDITORS
PROPOSAL #3 APPROVAL OF PROPOSED AMENDMENT TO THE 2002 LONG-TERM INCENTIVE PLAN
SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS
MANAGEMENT
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCSAL YEAR 2004 AND FISCAL YEAR-END VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
ANNUAL REPORTS
HOUSEHOLDING
OTHER MATTERS
APPENDIX A
APPENDIX B
Appendix C

ACCREDO HEALTH, INCORPORATED

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held November 22, 2004

      This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Accredo Health, Incorporated (the “Company” or “Accredo”) from holders of the Company’s common stock, $0.01 par value (the “Common Stock”). These proxies will be voted at the 2004 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m. (Central Time) on Monday, November 22, 2004, at the offices of the Company, 7420 Goodlett Farms Blvd., Suite 110, Cordova, TN 38016, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

      Only holders of record of shares of Common Stock outstanding as of the close of business on October 8, 2004 (the “Record Date”) are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors. As of the close of business on the Record Date, the Company had approximately 48,878,169 shares of Common Stock outstanding. The Notice of Annual Meeting, this Proxy Statement, and the proxy are being first mailed to stockholders on or about October 19, 2004.

      Stockholders may cast their votes in several different ways. When voting for director nominees, they may (1) vote “for” all the nominees, (2) “withhold” authority to vote for all nominees, or (3) withhold authority to vote for one or more nominees but vote for the other nominees. With respect to other proposals, stockholders may vote “for” or “against” the proposal, or they may “abstain” from voting on the proposal. If stockholders hold their shares through a broker or nominee and have not given their broker or nominee instructions about how to vote on a particular matter for which the broker or nominee does not otherwise have discretionary voting power, their shares will be considered “broker or nominee non-votes” with respect to that matter.

      In accordance with Delaware law (under which the Company is organized), and the Company’s By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum, which is required before any action can be taken at the Annual Meeting. Abstentions, votes withheld and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld or broker or nominee non-votes, will all be counted as votes that are present and entitled to vote for the purpose of determining the presence of a quorum. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

      Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but will not be counted as votes “for” or “against” any matter subject to the abstention or the votes withheld. Broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will be considered as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

      If a quorum is present at the Annual Meeting, the following stockholder votes will be required for approval of the proposals to be submitted at the Annual Meeting.

•	The nominees for director shall be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld, or broker or nominee non-votes, will not affect the outcome of director elections.

•	Other proposals shall be approved by a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote, but broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect as a vote against any other proposal.

      All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for the others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the proxy materials to their principals.

      Any stockholder returning the accompanying proxy card may revoke that proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy card bearing a later date.

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL #1

ELECTION OF DIRECTORS

      The Company’s Board of Directors is composed of three classes, designated Class I, Class II, and Class III. The term of the Class III directors expires at the 2004 Annual Meeting. The current Class III directors are William Edward Evans, Nancy-Ann DeParle and Kenneth R. Masterson.

      The Company’s Board of Directors is currently composed of eight outside non-employee directors and one employee director.

      The Board of Directors, by action taken by unanimous consent of the Board on October 8, 2004, designated William Edward Evans, Nancy-Ann DeParle and Kenneth R. Masterson as the nominees for election as Class III directors at the Annual Meeting upon the recommendation of the Nominating and Governance Committee.

      The term of the Class I directors will expire at the 2005 annual meeting of the stockholders of the Company and the term of the Class II directors will expire at the 2006 annual meeting of the stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three years and until his or her successor is elected. The Class I directors are David D. Stevens, Kenneth J. Melkus and Kevin L. Roberg, and the current Class II Directors are Dick R. Gourley, Thomas G. Rotherham and J. Martin Carroll.

      The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) presently provides that the Board of Directors shall consist of between five and twelve members, and that the actual number of members shall be determined within such minimum and maximum by resolutions adopted by an affirmative vote of at least two-thirds ( 2/3) of the total number of directors then in office. The Certificate of Incorporation of the Company further provides that any vacancy in the Board created by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise may be filled, until the next election by the stockholders of the Class to which the director shall have been designated, by the affirmative vote of at least two-thirds ( 2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

      Each nominee for election at the Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Therefore, the three nominees for election as Class III directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors as Class III directors. Unless otherwise specified, the accompanying proxy will be voted FOR William Edward Evans, Nancy-Ann DeParle and Kenneth R. Masterson as Class III directors.

      Information as to each nominee and as to directors continuing as Class I directors and Class II directors follows:

CLASS III DIRECTORS — NOMINEES FOR ELECTION AT THE ANNUAL MEETING — TERM EXPIRING AT THE 2007 ANNUAL MEETING.

     WILLIAM EDWARD EVANS

     Age — 54

      Dr. Evans has been a Director of Accredo since November 2003. Dr. Evans has served as the Executive Vice President and Scientific Director of St. Jude Children’s Research Hospital, Memphis, Tennessee since 1999. Effective November 1, 2004, Dr. Evans will become the Director of St. Jude Children’s Research Hospital. Dr. Evans is a licensed pharmacist and holds a Doctor of Pharmacy degree from the College of Pharmacy, University of Tennessee. He is a Member of the Graduate Faculty and Professor of Pharmacy and Pharmaceutics in the College of Pharmacy, as well as a Professor of Pediatrics in the College of Medicine at the University of Tennessee, Memphis. He is a member of the Institute of Medicine of the National Academy of Sciences. The Board has determined that Dr. Evans meets the independence requirements of the National Association of Securities Dealers, Inc.

     NANCY-ANN DEPARLE

     Age — 47

      Ms. DeParle has been a Director of Accredo since November 2002. Since October 2000, Ms. DeParle has served as a health care consultant, a Senior Advisor to JP Morgan Partners, LLC, a private equity firm, and an Adjunct Professor of Health Care Systems at the Wharton School of the University of Pennsylvania. She serves as a director of Cerner Corporation; DaVita, Inc.; Guidant Corporation; Specialty Laboratories, Inc. and Triad Hospitals, Inc. She also serves as a member of the Medicare Payment Advisory Commission (MedPAC), which advises Congress on Medicare payment and policy issues, and as a trustee of the Robert Wood Johnson Foundation. From November 1997 until October 2000, Ms. DeParle served as Administrator of the Health Care Financing Administration (HCFA), now the Centers for Medicare and Medicaid Services (CMS). The Board has determined that Ms. DeParle meets the independence requirements of the National Association of Securities Dealers, Inc.

     KENNETH R. MASTERSON

     Age — 60

      Mr. Masterson has been a Director of Accredo since April 1998. Mr. Masterson joined Federal Express Corporation in 1980 and in 1996 he became Executive Vice President, General Counsel and Secretary of Federal Express Corporation. In 1998, Mr. Masterson assumed the same duties for FedEx Corporation, a transportation holding company and the parent company of the FedEx family of corporations worldwide. Mr. Masterson is also a director of Thomas & Betts Corporation. The Board has determined that Mr. Masterson meets the independence requirements of the National Association of Securities Dealers, Inc.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES AS CLASS III DIRECTORS.

      CURRENT DIRECTORS WHOSE TERMS ARE NOT EXPIRING AT THE ANNUAL MEETING:

CLASS I DIRECTORS — TERM EXPIRING AT THE 2005 ANNUAL MEETING

     KENNETH J. MELKUS

     Age — 58

      Mr. Melkus has been a Director of Accredo since October 1997. Mr. Melkus currently serves as a consultant to Welsh Carson Anderson & Stowe, a private equity firm that specializes in healthcare and information services transactions. From its founding in 1993 until it was merged into United Health Group of Minneapolis in 1996, Mr. Melkus served as Chairman of the Board and Chief Executive Officer of HealthWise of America, Inc., an operator of health maintenance organizations. From 1986 until 1993, Mr. Melkus served as Vice Chairman and President of Surgical Care Affiliates, Inc., an operator of outpatient surgery centers. Mr. Melkus is also a director of Ardent Health Services, an owner and operator of psychiatric and acute care hospitals. The Board has determined that Mr. Melkus meets the independence requirements of the National Association of Securities Dealers, Inc.

     KEVIN L. ROBERG

     Age — 53

      Mr. Roberg has been a Director of Accredo since November 1999. For the past four years, Mr. Roberg has served as a general partner of Delphi Ventures, a healthcare focused venture capital firm. From 1995 to 1998, Mr. Roberg served as the Chief Executive Officer and President of ValueRX and Medintell Systems Corporation, which was acquired by ValueRX. Mr. Roberg has held numerous positions with healthcare companies since 1974, including positions with United Healthcare Corporation, Partners National Health Plans, American MedCenters, Inc., and MedCenters Health Care, Inc. Mr. Roberg serves as a director of Dignified Assisted Living, Inc., JLJ Medical Devices, Inc., OmniCell, Inc., and numerous private companies. The Board has determined that Mr. Roberg meets the independence requirements of the National Association of Securities Dealers, Inc.

     DAVID D. STEVENS

     Age — 51

      Mr. Stevens has served as Chairman and Chief Executive Officer of Accredo since it was acquired from LeBonheur Health Systems Inc. (“LHS”) in 1996 and has served as a Director of Accredo since June 1997. Mr. Stevens has over 30 years of experience in the healthcare industry, the majority of which have been spent in the healthcare services sector. Previously, Mr. Stevens served as Chief Operating Officer of Accredo’s wholly owned subsidiary, Southern Health Systems, Inc. (“SHS”) since its inception in 1983. Mr. Stevens has served as President of SHS since 1993. Mr. Stevens serves on the Board of Directors of Thomas & Betts Corporation and Wright Medical Group, Inc.

CLASS II DIRECTORS — TERM EXPIRING AT THE 2006 ANNUAL MEETING

     DICK R. GOURLEY

     Age — 59

      Dr. Gourley has been a Director of Accredo since November 2000. Dr. Gourley has served as Dean and Professor of Pharmacy with Tenure at the College of Pharmacy, University of Tennessee Health Science Center, Memphis, Tennessee, since December 1989. Dr. Gourley has previously served as Provost at Mercer University, Atlanta, Georgia and as a Professor and Dean at the College of Pharmacy at Mercer University and Professor and Chair at the University of Nebraska. He has been a visiting professor at the Universities of Sydney, Otago and Hiroshima. He has published over 60 referred manuscripts and is the co-editor of the Textbook of Therapeutics, 7th ed. Dr. Gourley is a licensed pharmacist and holds a Doctor of Pharmacy degree from the College of Pharmacy, University of Tennessee. Dr. Gourley is a director of several private companies, and has served on the Dean’s Advisory Councils of Walgreens Company, Chicago, Illinois, Medco Health Solutions, and National Association of Chain Drug Stores (NACDS), Alexandria, Virginia. The Board has determined that Dr. Gourley meets the independence requirements of the National Association of Securities Dealers, Inc.

     THOMAS G. ROTHERHAM

     Age — 55

      Mr. Rotherham has been a Director of Accredo since November 2003. Mr. Rotherham currently is Senior Vice President of West Wind, LLC, a private equity firm focused on middle market companies. Mr. Rotherham is a Certified Public Accountant. He has recently retired as Chief Executive Officer and President of RSM McGladrey, Inc., a business and tax consulting firm, which is a position he held since 2000. From 1997 to 2000, Mr. Rotherham served as Chief Operating Officer of McGladrey & Pullen, LLP (“M&P”), a national firm of certified public accountants, and as a member of the office of the managing partner of M&P. Mr. Rotherham has also served as Chairman of the RSM Executive Management Committee and a Board Member of RSM International. Mr. Rotherham was an inaugural member of the Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force, a member of the American Institute of Certified Public Accountants (“AICPA”) SEC Regulations Committee and a member of the AICPA SEC Practice Section Executive Committee. Mr. Rotherham was the SEC Coordinator for M&P for eight years and was a member of the RSM International Professional Standards Committee. He has served as head of M&P’s national audit and accounting practice. Mr. Rotherham serves as a director of Peerless Systems Corporation and two private companies. The Board has determined that Mr. Rotherham meets the independence requirements of the National Association of Securities Dealers, Inc. Further, the Company’s Board of Directors has determined that Mr. Rotherham is an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K.

     J. MARTIN CARROLL

     Age — 55

      Mr. Carroll has been a Director of Accredo since January 2004. Mr. Carroll is the President and Chief Executive Officer of Boehringer Ingelheim Corporation, a developer and manufacturer of human and animal healthcare products. Prior to assuming that position in August 2002, Mr. Carroll held various positions with Merck & Co., a pharmaceutical products company, including Vice President of Marketing; Senior Vice President, Sales; Senior Vice President of Managed Care Marketing and Sales; and Executive Vice President, Customer Marketing and Sales. Mr. Carroll serves as a member of the Board of Trustees of Gwynedd-Mercy College. The Board has determined that Mr. Carroll meets the independence requirements of the National Association of Securities Dealers, Inc.

BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

Committees

      The Board of Directors has established three Committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which is briefly described below.

      The Board of Directors has established a Lead Director Position, to be held by an independent non-employee director. Kenneth R. Masterson, a director of Accredo since April 1998, currently serves as the Lead Director. The Lead Director’s duties include meeting monthly with the Chairman to review monthly financials, agenda/minutes of committee meetings and pertinent Board issues; presiding as Chairman of the Nominating and Governance Committee and presiding at regularly scheduled executive sessions of the Board and other meetings of the independent non-employee directors.

Audit Committee

      The Audit Committee has a written charter which sets forth the responsibilities of the Audit Committee, which include (i) reviewing the independence, qualifications, services, fees and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and quarterly reports and recommendations submitted by the independent auditors, (v) internal audit oversight, and (vi) reviewing the Company’s financial reporting, the system of internal financial controls, and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. A copy of the Audit Committee’s Amended and Restated Charter is attached to this Proxy Statement as Appendix A. The Audit Committee currently consists of Kenneth J. Melkus, Thomas G. Rotherham and Kevin L. Roberg. All members of the Audit Committee meet the independent director requirements for Audit Committee membership as defined by the National Association of Securities Dealers, Inc. The Board has determined that Mr. Rotherham is an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K.

Compensation Committee

      The Company’s Compensation Committee, composed solely of independent non-employee directors, is responsible for reviewing and approving salaries, bonuses, and other compensation for the Company’s executive officers and administering any stock option and other employee benefit plans of the Company. The Compensation Committee currently consists of Nancy-Ann DeParle, William Edward Evans and Kenneth J. Melkus.

Nominating and Governance Committee

      The Company’s Nominating and Governance Committee, comprised solely of independent directors, is responsible for locating, interviewing and recommending nominees for the Board of Directors. The Committee is also responsible for assisting the Board in fulfilling its oversight responsibilities, evaluating and recommending corporate governance policies and guidelines applicable to the Company and evaluating the performance of the Board and senior management of the Company. The Nominating and Governance Committee operates under a written charter initially adopted by the Board of Directors on October 8, 2004, and a current copy of the charter is attached to this Proxy Statement as Appendix B. The Nominating and Governance Committee currently consists of Dick R. Gourley, J. Martin Carroll and Kenneth R. Masterson. All members of the Company’s Nominating and Governance Committee in fiscal 2005 are “independent” as defined by the rules of the National Association of Securities Dealers, Inc.

      The Nominating and Governance Committee recommends nominees for election to the Board based on a number of qualifications including, but not limited to, independence, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to Board matters and a commitment to represent the long-term interests of the Company’s stockholders. The Nominating and Governance Committee identifies potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and stockholders as a source for potential Board candidates. The Nominating and Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

      The Nominating and Governance Committee evaluates candidates to the Board by reviewing their biographical information and qualifications. If the Nominating and Governance Committee determines that a candidate is qualified to serve on the Board, such candidate is interviewed by at least one member of the Nominating and Governance Committee and the Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. The Nominating and Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the Company nominate a candidate for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications.

      The Nominating and Governance Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the National Association of Securities Dealers, Inc. and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

Stockholder Nominees

      The Nominating and Governance Committee will consider written recommendations from stockholders for Company nominees to the Board. A stockholder who wishes to recommend a person to the Nominating and Governance Committee for nomination by the Company must submit a written notice by mail to the Nominating and Governance Committee c/o the Secretary, Accredo Health, Incorporated, 1640 Century Center Pkwy, Suite 101, Memphis, Tennessee 38134. Such a written recommendation must be received no later than sixty (60) days and no more than ninety (90) days in advance of the scheduled annual or special meeting; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual or special meeting is given or made, notice by the stockholder to be timely must be provided no later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the meeting date was mailed or the day on which such public disclosure was made. The recommendation should include (i) the candidate’s name, business address and other contact information, (ii) a complete description of the candidate’s qualifications, experience and background, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission, (iii) a signed statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected and (iv) the name and address of the stockholder(s) of record making such a recommendation. The manner in which the Nominating and Governance Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by a stockholder of the Company.

      In addition to the above procedures, the Company’s Amended and Restated By-laws provide that a stockholder may propose a director candidate to be considered and voted on at an annual meeting of stockholders by providing notice thereof to the Company’s Secretary no less than sixty (60) days and no more than ninety (90) days in advance of the scheduled annual or special meeting; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual or special meeting is given or made, notice by the stockholder to be timely must be provided no later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the meeting date was mailed or the day on which such public disclosure was made. Information regarding such a director candidate need not be included in the Company’s proxy statement to stockholders for the annual meeting. This notice provided by a stockholder to the Company’s Secretary must set forth certain information relating to the proposed nominee as required by the Company’s Amended and Restated By-laws.

      The Nominating and Governance Committee has not received any nominee recommendations from any of the Company’s stockholders in connection with the 2004 Annual Meeting. The Board of Directors is nominating Messrs. Evans and Masterson and Ms. DeParle for re-election as Class III directors based upon the recommendation of the Nominating and Governance Committee.

Stockholder Communications with the Board of Directors

      The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by stockholders of the Company. Stockholders may communicate with the Board of Directors (or with specified individual directors) by writing to them c/o Secretary, 1640 Century Center Pkwy, Suite 101,

Memphis, Tennessee 38134. All written communications received in such manner from stockholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.

Meetings

      During the Company’s fiscal year ended June 30, 2004 (“Fiscal 2004”), the Board of Directors of the Company held seven meetings and in addition from time to time took action by unanimous written consent. The Compensation Committee met three times (and in addition made several option grants to newly hired or promoted employees by unanimous actions without a meeting). The Audit Committee held seven meetings, and the Nominating and Governance Committee took actions by unanimous consent. During Fiscal 2004, each incumbent director attended 75% or more of the aggregate number of meetings held by the Board of Directors and its committees on which he or she served, with the exception of Mr. Melkus who, because of unavoidable prior commitments or illness, was unable to attend three of the Board meetings held in Fiscal 2004. The Board has affirmatively determined by resolution that during fiscal 2005, the Company must have at least two regularly scheduled executive session meetings attended solely by the independent directors. The Board has also affirmatively determined by resolution that it encourages all members of the Board to attend each annual meeting of stockholders, particularly those directors who are up for election at any such meeting. No members of the Board of Directors, other than David Stevens, attended the 2003 annual meeting of stockholders.

Compensation of Directors

      Employees of the Company do not receive any compensation for serving on the Board of Directors. The Company has historically designated an amount of cash compensation and fully-vested stock option awards to compensate its non-employee directors for a specified period of service. The stock options have an exercise price equal to the fair market value of Accredo Common Stock on the date of grant. For the period November 16, 2002 to December 1, 2003 each non-employee director received stock options for 30,000 shares of Accredo Common Stock, plus a cash payment of $15,000. These options are exercisable at an exercise price equal to $32.41 per share and will expire on November 1, 2012. For the period November 25, 2003 to November 30, 2004, each non-employee director serving on November 28, 2003 received a cash payment of $20,000, and stock options for 6,595 shares of Accredo Common Stock. These options are exercisable at an exercise price equal to $30.33 and will expire on November 25, 2013. J. Martin Carroll, who became a director on January 27, 2004 received a cash payment of $20,000, plus stock options for 6,074 shares of Accredo Common Stock. These options are exercisable at an exercise price equal to $32.93 and will expire January 27, 2014. For the period November 22, 2004 to November 30, 2005, each non-employee director will receive a cash payment of $20,000, and stock options for 25,000 shares of Accredo Common Stock, or their equivalent in the event that the Company’s option plan does not have a sufficient number of options on the date of grant. These options are exercisable at an exercise price equal to the price per share at close of market on November 22, 2004 and will expire on November 22, 2014. In addition, each member of the Audit Committee received a fee of $1,500 per Audit Committee meeting attended. The Chairman of the Audit Committee receives a $5,000 annual retainer. Effective November 25, 2003, members of all other Committees of the Board were paid $1,000 for each Committee meeting attended. Effective November 22, 2004, these fees will be increased to $1,500 for each meeting attended and a $5,000 retainer will be paid to the chairman of each Committee. The Lead Director receives a cash payment of $25,000 per year. All directors of the Company, including members who are employees, receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or Committees thereof.

      In addition to the grants of fully vested stock options for specified periods of service, the Company has historically granted stock options that vest over four years to its non-employee directors upon their initially becoming a director. On November 25, 2003, Dr. Evans and Mr. Rotherham were granted stock options to purchase 3,298 shares of Accredo Common Stock, and on January 27, 2004, Mr. Carroll was granted stock options to purchase 3,037 shares of Accredo Common Stock. The exercise price for each stock option granted to Dr. Evans and Mr. Rotherham was $30.33, and the exercise price for each option granted to Mr. Carroll was $32.93. The options expire ten years from the date of grant.

PROPOSAL #2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The independent accounting firm of Deloitte & Touche LLP has served as the Company’s independent auditors since June 10, 2003. Prior to retaining Deloitte & Touche LLP, the Company had retained Ernst & Young LLP as the Company’s independent auditors. The Company’s Audit Committee has selected Deloitte & Touche LLP to conduct the annual audit of the financial statements of the Company for its fiscal year ending June 30, 2005. Deloitte & Touche LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor. The ratification by the stockholders of the selection of Deloitte & Touche LLP as independent auditors is not required by law or by the By-Laws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to its stockholders. If this selection is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its selection of independent auditors for the fiscal year ending June 30, 2005. Even if the selection is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates pursuant to a charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The text of the Audit Committee Charter is included in Appendix A to this Proxy Statement. The Audit Committee is comprised of three directors who meet the independence and experience requirements of the National Association of Securities Dealers, Inc. One member of the Committee is an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the fiscal year ended June 30, 2004, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements. In consultation with management, the Audit Committee also considered the Company’s financial reporting processes and reviewed and assessed the adequacy of internal accounting procedures and controls.

      The Audit Committee reviewed with the independent auditors, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of Accredo’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed those disclosures with the auditors. In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence from management and the Company. The Audit Committee also considered whether the provision of services during 2004 by Deloitte & Touche LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2004 is compatible with maintaining Deloitte & Touche’s independence.

      The Audit Committee discussed with Accredo’s independent auditors the overall scope and plans for its audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of its observations of Accredo’s internal controls, and the overall quality of Accredo’s financial reporting.

      Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from Deloitte & Touche LLP dated September 10, 2004 regarding the audited financial statements of Accredo for the fiscal year ended June 30, 2004, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

Kevin Roberg — Chairman

Kenneth J. Melkus
Thomas G. Rotherham

PRINCIPAL ACCOUNTING FEES AND SERVICES

      Ernst & Young LLP billed Accredo the following fees for services provided for the 2003 fiscal year:

•	AUDIT FEES: The aggregate fees billed for professional services rendered in Accredo’s fiscal year 2003 for review of Accredo’s Form 10-Q reports were Two Hundred Twenty-Seven Thousand Five Hundred ($227,500) Dollars.

•	AUDIT-RELATED FEES: No fees were billed by Ernst & Young, LLP for assurance and related services rendered during fiscal 2003 that were reasonably related to the performance of the audit or review of Accredo’s financial statements.

•	TAX FEES: No fees were billed during fiscal 2003 by Ernst & Young LLP for tax compliance, tax advice, or tax planning.

•	ALL OTHER FEES: The aggregate fees billed for products and services provided by Ernst & Young LLP during fiscal 2003, other than the services reported in the three paragraphs above were: Thirty-Seven Thousand ($37,000) Dollars.

      Deloitte & Touche LLP billed Accredo the following fees for services provided for the 2003 and 2004 fiscal years:

•	AUDIT FEES: The aggregate fees billed for professional services rendered for the audit of Accredo’s fiscal year 2003 annual financial statements and review of Accredo’s Form 10-K were One Million Seven Hundred Twelve Thousand ($1,712,000) Dollars. The aggregate fees billed for professional services rendered for the audit of Accredo’s fiscal year 2004 annual financial statements and review of Accredo’s Form 10-K and 10-Q reports were Seven Hundred Twenty-Four Thousand Eight Hundred ($724,800) Dollars.

•	AUDIT-RELATED FEES: The aggregate fees billed for assurance and related services rendered during fiscal 2003 that were reasonably related to the performance of the audit or review of Accredo’s financial statements and that are not reported in the paragraph above were Thirteen Thousand ($13,000) Dollars. The aggregate fees billed for assurance and related services rendered during fiscal 2004 that were reasonably related to the performance of the audit or review of Accredo’s financial statements and that are not reported in the paragraph above were One Hundred Five Thousand One Hundred ($105,100) Dollars.

•	TAX FEES: No fees were billed for professional services rendered during fiscal 2003 and 2004 by Deloitte & Touche LLP for tax compliance, tax advice, and tax planning.

•	ALL OTHER FEES: The aggregate fees billed for products and services provided by Deloitte & Touche LLP during fiscal 2003 and 2004, other than the services reported in the three paragraphs above were None ($0) Dollars in fiscal 2003 and None ($0) Dollars in fiscal 2004.

      Accredo’s Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services to Accredo is compatible with maintaining Deloitte & Touche LLP’s independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY

      Effective July 1, 2002, the Company’s Audit Committee approves all fees to be paid for audit and audit related services, tax and all other fees of the Company’s independent auditor prior to engagement for those services.

CHANGE IN INDEPENDENT AUDITORS

      On May 5, 2003, the Company determined to dismiss its independent auditors, Ernst & Young LLP. This determination was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

      On June 10, 2003, the Audit Committee of the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP to serve as the Company’s new independent auditors, effective June 10, 2003.

      During the fiscal year ended June 30, 2002, and the subsequent interim period through May 5, 2003, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal year ended June 30, 2002 or within the interim period through May 5, 2003.

      The audit report of Ernst & Young LLP on the consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal year ended June 30, 2002, and the subsequent interim period through June 10, 2003, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

PROPOSAL #3

APPROVAL OF PROPOSED AMENDMENT TO THE

2002 LONG-TERM INCENTIVE PLAN

      The Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) was adopted by the Board of Directors on March 26, 2002 and approved by the stockholders of the Company on June 12, 2002. The Company has reserved a total of 3,900,000 shares of Common Stock (after adjustment for stock split in December 2002) for issuance pursuant to awards under the plan. As of September 30, 2004, there were approximately 3,610,900 shares of Common Stock subject to outstanding awards and approximately 173,000 shares remaining available for future awards under the plan. On October 8, 2004, the Board of

Directors adopted a resolution approving and recommending to the stockholders for their approval an amendment to the Long-Term Incentive Plan which would increase the number of shares of Common Stock reserved for issuance under the Long-Term Incentive Plan from 3,900,000 (after adjustment for stock split in December 2002) to 6,900,000 shares. The Board of Directors has approved the proposed amendment to the Long-Term Incentive Plan for submission to the stockholders at the Annual Meeting. If approved by the stockholders, the proposed Amendment will be effective as of the date of the Annual Meeting.

      As of September 30, 2004, there were approximately 2,000 employees, officers and directors eligible to participate in the Long-Term Incentive Plan. Accredo also maintains the Accredo Health, Incorporated Amended and Restated Stock Option and Restricted Stock Purchase Plan (the “1996 Option Plan”) and the Accredo Health, Incorporated 1999 Long-Term Incentive Plan (the “1999 Incentive Plan”), under which stock options with respect to an aggregate of 1,153,570 shares were outstanding as of September 30, 2004. Whether or not the stockholders approve the amendment to the Long-Term Incentive Plan, Accredo may continue to grant options under these plans until the authorized shares are depleted or until such plans expire.

      A summary of the Long-Term Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is filed with this Proxy Statement as Appendix C.

Summary of the Plan

      Purpose. The purpose of the plan is to promote Accredo’s success by linking the personal interest of its employees, officers, directors and consultants to those of its stockholders, and by providing participants with an incentive for outstanding performance.

      Permissible Awards. The plan authorizes the granting of awards in the form of options to purchase shares of Common Stock (which may be either incentive stock options or non-qualified stock options), as well as restricted stock.

      Limitations on Awards. No more than 10% of the shares authorized under the plan may be granted as restricted stock awards, and the maximum fair market value (measured as of the date of grant) of any restricted stock awards that may be received by any one person (less any consideration paid by the person for such award) during any one calendar year under the plan is $2,000,000. The maximum number of shares of Common Stock with respect to one or more options that may be granted during any one calendar year under the plan to any one person is 500,000.

      Administration. The plan is administered by the Compensation Committee of Accredo’s Board of Directors. The Committee has the authority to, among other things:

•	designate participants in the plan;

•	determine the type of awards to be granted to each participant, and the number, terms and conditions of the awards;

•	establish any rules and regulations which it deems advisable to administer the plan;

•	accelerate the vesting or lapse of restrictions of any outstanding award; and

•	adopt modifications, procedures and subplans in order to comply with provisions of the laws of non-U.S. jurisdictions in which Accredo (or any parent or subsidiary company) may operate.

Accredo’s Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the Committee. In addition, the Committee may delegate to one or more officers the ability to grant a limited number of awards under the plan to non-executive employees.

      Stock Options. The Committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than 10 years.

      Restricted Stock Awards. The Committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

      Performance Goals. The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria:

•	the achievement by Accredo (or a parent or subsidiary company) of a specified target return, or target growth in return, on equity or assets;

•	the achievement by Accredo (or a parent or subsidiary company) of a specified target total stockholder return (stock price appreciation plus reinvested dividends), or target growth in total stockholder return;

•	Accredo’s (or a parent or subsidiary company’s) stock price;

•	the achievement by an individual or a business unit of Accredo (or a parent or subsidiary company) of a specified target, or target growth in, net income or earnings per share; or

•	any combination of the goals set forth above.

      The Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

      The plan is intended to comply with Code Section 162(m) so that the grant of options under the plan will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by Accredo, whether or not the vesting of such options is based upon the performance goals.

      Limitations on Transfer; Beneficiaries. No award is assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise his or her rights and to receive any distribution with respect to any award upon his or her death.

      Acceleration Upon Certain Events. Unless otherwise provided in an award agreement, upon a change in control of Accredo (as defined in the plan) or upon the participant’s retirement, death or disability, all of the participant’s outstanding options issued under the plan will become fully exercisable, and all restrictions on restricted stock awards will lapse. Following the acceleration of vesting, the options will continue or lapse in accordance with the other provisions of the plan and the award agreement. In addition, the Committee may in its discretion at any time declare any or all awards to be fully vested, and it may distinguish between participants and among awards in exercising such discretion.

      Adjustments. In the event of a stock split, a dividend payable in shares of Accredo stock, or a combination or consolidation of Accredo stock into a lesser number of shares, the aggregate and annual authorization limits in the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If Accredo is involved in a corporate transaction or event that affects its Common Stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the aggregate and annual share authorization limits under the plan will be adjusted proportionately, and the Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

      Accredo’s Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the plan without stockholder approval, but they may condition any amendment on the approval of Accredo stockholders if such approval is necessary or desirable under tax, securities, or other applicable laws, policies, or regulations. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant. The Committee may amend or terminate outstanding awards issued under the plan, but any such amendment that reduces or diminishes the value of an award determined as if the award had been exercised, vested, cashed in, or otherwise settled on the date of such amendment or termination will require the consent of the participant. Unless approved by Accredo’s stockholders, however, the original term of an option may not be extended and the exercise price of an outstanding option may not be directly or indirectly reduced, except as otherwise permitted by the antidilution provisions of the plan.

Certain Federal Tax Effects

      Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to Accredo upon the grant of a nonqualified stock option under the plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and Accredo will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

      Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to Accredo upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and Accredo will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of (a) the fair market value of the option shares at the time of exercise, or (b) the sales price, whichever is less, over the exercise price, and Accredo will be allowed a federal income tax deduction equal to such amount. Any additional gain will be taxed as long-term or short-term capital gain, depending on how long the stock was held. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

      Transfer of Options. The Committee may, but is not required to, permit the transfer of nonqualified stock options granted under the plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee’s immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, Accredo, and any transferees, under present federal tax regulations, upon the transfer and exercise of such options. In the event that options are deemed to be transferred in an arms’-length exchange, the tax effects will be different.

      Federal Income Tax. There will be no federal income tax consequences to the optionee, Accredo, or the transferee upon the transfer of a nonqualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of the fair market value of the option shares upon the exercise of such option over the exercise price, and Accredo will be allowed a corresponding deduction. The gain, if any, realized upon the transferee’s subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee’s holding period. The transferee’s basis in the stock will be the fair market value of such stock at the time of exercise of the option.

      Federal Estate and Gift Tax. If an optionee transfers a nonqualified stock option to a transferee during the optionee’s life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during the optionee’s life, he or she will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If the optionee transfers an option to a transferee by reason of death, the option will be included in the decedent’s gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a “Black-Scholes” or other appropriate option pricing methodology, in accordance with IRS requirements.

      Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and Accredo will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and Accredo will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), determined as if the stock was not restricted, and Accredo will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Benefits to Executive Officers, Directors and Others

      As of September 30, 2004, awards had been granted under the Long-Term Incentive Plan to the persons and groups shown in the table below. Any future awards under the Long-Term Incentive Plan will be made at the discretion of the Committee or the Board, as the case may be. Consequently, the Company cannot determine, with respect to (1) the executive officers of the Company, (2) all current executive officers as a group, (3) all non-executive directors, as a group, or (4) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the Long-Term Incentive Plan.

2002 LONG-TERM INCENTIVE PLAN

	Stock Option Grants

	Dollar Value	Number of
Name and Position	of Options	Options (1)

David D. Stevens, Chairman of the Board and Chief Executive Officer	(2)	190,000
Joel R. Kimbrough, Senior Vice President, Chief Financial Officer and Treasurer	(2)	101,000
Kyle J. Callahan, Senior Vice President	(2)	101,000
Thomas W. Bell, Jr., Senior Vice President, General Counsel and Secretary	(2)	101,000
Barbara H. Biehner, Senior Vice President	(2)	169,067
Steven R. Fitzpatrick, Senior Vice President	(2)	101,000
Jon B. Peters, Senior Vice President	(2)	69,000
Kenneth R. Masterson, Director	(2)	36,595
Kenneth J. Melkus, Director	(2)	36,595
Kevin L. Roberg, Director	(2)	36,595
William E. Evans, Director	(2)	9,893
Dick R. Gourley, Director	(2)	36,595
Nancy-Ann DeParle, Director	(2)	51,595
J. Martin Carroll, Director	(2)	9,111
Thomas G. Rotherham	(2)	9,893
All Executive Officers as a Group	(2)	832,067
All Non-Executive Directors as a Group	(2)	226,872
All Non-Executive Employees as a Group	(2)	2,668,086

(1)	The options granted to such persons named in this table become exercisable on various dates ranging from immediately upon issuance to the first four anniversaries of the date of grant. The options will vest immediately upon certain changes in control of the Company or qualified retirement. The exercise price per share for options granted was the fair market value per share on the date of grant.
(2)	The dollar value of the above options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise.

Reasons for Amendment of the Long-Term Incentive Plan

      The Company believes that granting awards under the Long-Term Incentive Plan is necessary to attract, retain and motivate qualified employees, officers, directors and consultants. Accredo may grant awards under the plan to new employees joining the Company through acquisitions. Management believes that grants to employees of acquired companies are an important tool, enhancing Accredo’s ability to acquire companies and pursue its growth strategy, by aligning the interests of these new employees with those of Accredo’s stockholders.

      There are currently fewer than 175,000 shares available for grant under the Long-Term Incentive Plan and the Company’s 1996 Option Plan and 1999 Incentive Plan, which are the only plans under which the Company is authorized to grant equity awards to its officers, employees, directors and consultants. (There is currently not a sufficient number of shares available to make grants to the outside directors for service on the Board during the period November 22, 2004 through November 30, 2005.) The Company has determined not to make future grants under option plans of acquired companies.

      The Company believes it is important to make annual grants that vest over a period of time to current officers and employees, so that they have a continuing incentive to improve the Company’s performance and mirror the results for the Company’s stockholders. To be able to continue to use stock-based incentives to attract new employees, to incent and retain existing employees, and to align the incentives of employees of acquired companies with those of Accredo’s stockholders, the Board of Directors has recommended an amendment to increase the number of shares of Common Stock reserved for issuance under the Long-Term Incentive Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2002 LONG-TERM INCENTIVE PLAN.

SECURITY OWNERSHIP OF DIRECTORS,

OFFICERS AND PRINCIPAL STOCKHOLDERS

      The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date (October 8, 2004) by (a) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each director and director nominee of the Company, (c) the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers at the end of fiscal 2004 other than the Chief Executive Officer whose total salary and bonus for fiscal year 2004 exceeded $100,000 (collectively, the “Named Executive Officers”), and (d) all directors, nominees and executive officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents.

COMMON STOCK

	Beneficial Ownership(1)

Name	Number	Percent

Wasatch Advisors, Inc.(2)	5,643,320	11.6
FMR Corp.(3)	3,654,056	7.5
David D. Stevens(4)	701,807	1.4
Joel R. Kimbrough(5)	313,431	*
Kyle J. Callahan(6)	278,285	*
Thomas W. Bell, Jr.(7)	183,358	*
Kenneth R. Masterson(8)	217,720	*
Kenneth J. Melkus(9)	135,970	*
Kevin L. Roberg(10)	71,970	*
Dick R. Gourley(11)	46,782	*
Nancy-Ann DeParle(12)	44,195	*
Thomas W. Rotherham(13)	10,419	*
William Edward Evans(14)	7,919	*
J. Martin Carroll(15)	7,074	*
John R. Grow(16)	152,506	*
All executive officers, directors and nominees as a group (16 persons) (17)	2,332,524	4.7

*	Less than 1%.

(1)	Information relating to the beneficial ownership of Common Stock by the above individuals is based upon information furnished by each such individual using “beneficial ownership” concepts set forth in rules promulgated by the Securities and Exchange Commission (the “Commission”) under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship, or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, each individual listed above possesses sole voting and investment power with respect to all shares set forth by his or its name, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but is not deemed outstanding for any other purpose.
(2)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111. This information is derived from a 13F filing made by such holder as to shares to which it exercises shared investment discretion as of June 30, 2004. We make no representation as to the accuracy and completeness of this information regarding Wasatch Advisors.

(3)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. This information is derived from a 13F filing made by such holder as to shares to which it exercises shared investment discretion as of June 30, 2004. A Schedule 13G/A filed by FMR Corp. on February 17, 2004, reports that Edward C. Johnson, III, Abigail P. Johnson and Fidelity Management & Research Company are also deemed beneficial owners of some or all of the shares reported by FMR Corp. We make no representation as to the accuracy and completeness of this information regarding FMR Corp.
(4)	Includes options to purchase 164,359 shares granted under our stock option plans.
(5)	Includes options to purchase 184,284 shares granted under our stock option plans.
(6)	Includes options to purchase 118,123 shares granted under our stock option plans.
(7)	Includes options to purchase 101,623 shares granted under our stock option plans.
(8)	Includes options to purchase 59,095 shares granted under our stock option plans. The address for Mr. Masterson is c/o FedEx Corporation, 942 S. Shady Grove Road, Memphis, Tennessee 38120.
(9)	Includes options to purchase 66,595 shares granted under our stock option plans. The address for Mr. Melkus is 102 Woodmont Blvd., Suite 110, Nashville, Tennessee 37205.

(10)	Includes options to purchase 61,533 shares granted under our stock option plans. The address for Mr. Roberg is 35 Arbor Court, Tonka Bay, Minnesota 55331.
(11)	Includes options to purchase 44,470 shares granted under our stock option plans. The address for Dr. Gourley is 847 Monroe Avenue, Suite 226, Memphis, Tennessee 38163.
(12)	Includes options to purchase 44,095 shares granted under our stock option plans. The address for Ms. DeParle is 2914 Tennyson Street, N.W., Washington, D.C. 20015.
(13)	Includes options to purchase 6,595 shares granted under our stock option plans. The address for Mr. Rotherham is 7321 E. Visao Drive, Scottsdale, Arizona 85262.
(14)	Includes options to purchase 6,595 shares granted under our stock option plans. The address for Dr. Evans is 332 North Lauderdale Street, Memphis, Tennessee 38104.
(15)	Includes options to purchase 6,074 shares granted under our stock option plans. The address for Mr. Carroll is 900 Ridgebury Road, Ridgefield, Connecticut 06877.
(16)	Mr. Grow retired from the Company on July 2, 2004.
(17)	Includes options to purchase an aggregate of 1,019,122 shares granted under our stock option plans.

MANAGEMENT

      The executive officers of the Company are listed in the table below. Biographical information concerning David D. Stevens, who is also a director of the Company, is set forth under Proposal #1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

Name	Age	Position

David D. Stevens	51	Chairman of the Board of Directors and Chief Executive Officer
John R. (“Randy”) Grow	56	President, Retired July 2, 2004
Joel R. Kimbrough	46	Senior Vice President, Chief Financial Officer and Treasurer
Kyle J. Callahan	38	Senior Vice President
Thomas W. Bell, Jr.	53	Senior Vice President, General Counsel and Secretary
Barbara H. Biehner	47	Senior Vice President
Steven R. Fitzpatrick	44	Senior Vice President
Jon B. Peters	38	Senior Vice President

      Mr. Grow served as President of Accredo since it was acquired from LHS in 1996 until his retirement on July 2, 2004. He also served as a Director of Accredo from June 1997 until November 25, 2003. Mr. Grow also served as President of Accredo’s indirect subsidiary, Nova Factor, Inc. since 1996, and Chief Operating Officer and Director since 1990. Previously, Mr. Grow was employed in the home infusion industry as President of Curaflex Health Infusion Services, Inc. from 1988 to 1989 and as Area Vice President of Caremark, Inc. from 1985 to 1988.

      Mr. Kimbrough has served as Senior Vice President and Chief Financial Officer and Treasurer of Accredo since it was acquired from LHS in 1996. He has also served as Chief Financial Officer and Director of Nova Factor since its inception in 1990, as Chief Financial Officer of SHS since 1989, and as a Director of SHS since 1996. Previously, Mr. Kimbrough, a certified public accountant, was employed by Ernst & Young LLP from 1980 to 1989.

      Mr. Callahan has served as Senior Vice President of Accredo since Accredo’s wholly owned subsidiary, Hemophilia Health Services, Inc. (“HHS”) was acquired by the Company in June 1997. Mr. Callahan also served as a Director of Accredo from June 1997 until November 25, 2003. Mr. Callahan has served as President of HHS since June 1997. From HHS’s inception in 1990 until June 1997, Mr. Callahan served in several management and executive positions with HHS, including Vice President of Operations.

      Mr. Bell joined Accredo as Senior Vice President and General Counsel in July 1998 and was elected Secretary of the Company in October 1998. Prior to joining the Company, Mr. Bell practiced law from 1976 to 1998 as a member of the firm of Armstrong Allen, PLLC in Memphis, Tennessee, where Mr. Bell represented Nova Factor and SHS since their inception in 1990 and 1983, respectively.

      Ms. Biehner has served as an Accredo Senior Vice President since January 2002. Before joining Accredo, Ms. Biehner served as Chief Executive Officer of Bon Secours Holy Family Hospital from July 1998 to January 2002 and was a Senior Consultant for Child Health Corporation of America from February 1997 to July 1998; Executive Director of Children’s Health Services at Arkansas Children’s Hospital from September 1995 to February 1997; and Chief Operating Officer of Children’s Hospital of The King’s Daughters from February 1989 through March 1995.

      Mr. Fitzpatrick has served as Senior Vice President of Accredo since February 2002. He joined the Company in 2001 as President of Accredo’s subsidiary Sunrise Health Management, Inc. and was elected President of Accredo Therapeutics, Inc. in February 2002. Prior to joining Accredo, Mr. Fitzpatrick held senior management positions with Abbott Laboratories, Block Medical, Pharmathera, Inc. and Nations Healthcare.

      Mr. Peters has served as Senior Vice President of Technology and Reimbursement of Accredo Health, Inc. since June 2004. He joined the Company in 2003 as Vice President of Process Engineering and Business Integration after working with the Company as a consultant beginning in October 2002. Prior to joining Accredo, Mr. Peters was Chief Financial Officer and a partner of Paradigm Capital Partners, a venture capital firm, from 2000 to 2002. From 1988 through 2000, Mr. Peters was employed by Ernst & Young LLP where he was significantly involved with the Company through its initial public offering in 1999.

EXECUTIVE COMPENSATION

Employment Agreements

      The Company has entered into employment agreements with Messrs. Stevens, Kimbrough, Bell, Callahan, Fitzpatrick, Peters and Ms. Biehner. John R. Grow retired from the Company on July 2, 2004. The terms of such employment agreements expire on August 31, 2007 with respect to Messrs. Stevens, Bell, Kimbrough, and Callahan, and the terms expire on August 31, 2006 with respect to Messrs. Fitzpatrick and Peters and Ms. Biehner. Each employment agreement is subject to automatic one-year renewals. The Company may terminate the employment agreements at any time. Each employment agreement provides that in the event the Company terminates the executive’s employment without “cause” (as defined therein) and other than by reason of his or her death or disability, or in the event the executive terminates his or her employment for “good reason” (as defined therein), or in the event that executive resigns his employment within thirty days following a change in control (as defined therein), the executive shall continue to receive his or her salary as a severance payment for two years. In addition, upon such termination, these executive officers would be entitled to continue to participate in the Company’s benefit plans for a period of two years or until he or she becomes covered by a plan providing equal coverage and benefits, whichever is earlier.

      The employment agreements entitle Messrs. Stevens, Kimbrough, Bell, Callahan, Peters and Fitzpatrick and Ms. Biehner to annual base salaries. Each employment agreement also provides for the payment of an annual bonus of up to 75% of salary with respect to Messrs. Kimbrough, Callahan, Bell, Peters and Fitzpatrick and Ms. Biehner and up to 100% of salary with respect to Mr. Stevens, based upon the extent to which the Company achieves certain performance goals based upon targets established by the Compensation Committee. Each of the employment agreements entitles the executive to all benefits provided by the Company for its senior executives. In addition, the Company has agreed to maintain $500,000 in term life insurance for each of Messrs. Stevens, Kimbrough, Bell, Peters and Fitzpatrick and Ms. Biehner payable to their respective named beneficiaries.

      Each executive has entered into a National Restrictive Covenant and Confidentiality Agreement which prohibits the executive’s disclosure and use of confidential information and restricts, for twenty-four months following termination of employment, the executive’s solicitation of employees of the Company, conduct of certain business with the Company’s patients and suppliers, and competition with the Company.

Summary Compensation Table

      The following table sets forth the annual salaries paid to the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal year 2004 exceeded $100,000.00 (collectively the “Named Executive Officers”) for the fiscal years ended June 30, 2002, 2003 and 2004.

					Long-Term

					Compensation Awards
		Annual compensation
					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Award(s)($)	Options(#)	Compensation($)

David D. Stevens(2)	2004	$433,138	$240,903	—	—	75,000	$41,904
Chairman of the Board and	2003	378,239	123,070	—	—	75,000	5,551
Chief Executive Officer	2002	343,636	350,000	—	—	—	4,932
John R. (“Randy”) Grow(3)	2004	273,584	113,498	—	—	37,500	41,403
President	2003	244,281	58,753	—	—	37,500	5,001
	2002	225,909	172,500	—	—	—	5,082
Joel R. Kimbrough(4)	2004	288,973	120,465	—	—	37,500	41,674
Senior Vice President,	2003	251,788	61,612	—	—	37,500	5,292
Chief Financial Officer and	2002	225,713	172,500	—	—	—	5,297
Treasurer
Kyle J. Callahan(5)	2004	265,708	110,416	—	—	37,500	40,495
Senior Vice President	2003	235,567	56,800	—	—	37,500	3,975
	2002	216,251	165,000	—	—	—	4,022
Thomas W. Bell, Jr.(6)	2004	254,580	105,255	—	—	37,500	17,246
Senior Vice President,	2003	229,782	54,647	—	—	37,500	3,205
General Counsel and Secretary	2002	212,222	162,000	—	—	—	3,373

(1)	Excludes perquisites and other personal benefits, which for each Named Executive Officer, during any such year, did not exceed the lesser of $50,000 or 10% of such individual’s salary plus annual bonus.
(2)	All other compensation for fiscal year 2004 includes Company contributions of $39,000 under its Deferred Compensation Plan, $1,828 under its 401(k) Plan and $1,076 for Company-paid life insurance. All other compensation for fiscal year 2003 includes Company contributions of $4,433 under its 401(k) Plan and $1,118 for Company-paid life insurance. All other compensation for fiscal year 2002 includes Company contributions of $3,814 under its 401(k) plan and $1,118 for Company-paid life insurance.
(3)	All other compensation for fiscal year 2004 includes Company contributions of $38,819 under its Deferred Compensation Plan, $948 under its 401(k) Plan and $1,636 for Company-paid life insurance. All other compensation for fiscal year 2003 includes Company contributions of $3,323 under its 401(k) Plan and $1,678 for Company-paid life insurance. All other compensation for fiscal year 2002 includes Company contributions of $3,404 under its 401(k) plan and $1,678 for Company-paid life insurance.
(4)	All other compensation for fiscal year 2004 includes Company contributions of $39,000 under its Deferred Compensation Plan, $848 under its 401(k) Plan and $1,826 for Company-paid life insurance. All other compensation for fiscal year 2003 includes Company contributions of $3,424 under its 401(k) Plan and $1,868 for Company-paid life insurance. All other compensation for fiscal year 2002 includes Company contributions of $3,429 under its 401(k) plan and $1,868 for Company-paid life insurance.
(5)	All other compensation for fiscal year 2004 includes Company contributions of $37,756 under its Deferred Compensation Plan, $2,403 under its 401(k) Plan and $336 for Company-paid life insurance. All other compensation for fiscal year 2003 includes Company contributions of $3,597 under its 401(k) Plan and $378 for Company-paid life insurance. All other compensation for fiscal year 2002 includes Company contributions of $3,644 under its 401(k) plan and $378 for Company-paid life insurance.
(6)	All other compensation for fiscal year 2004 includes Company contributions of $14,418 under its Deferred Compensation Plan, $1,582 under its 401(k) Plan and $1,246 for Company-paid life insurance. All other compensation for fiscal year 2003 includes Company contributions of $1,917 under its 401(k) Plan and $1,288 for Company-paid life insurance. All other compensation for fiscal year 2002 includes Company contributions of $2,085 under its 401(k) plan and $1,288 for Company-paid life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table is a summary of all stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2004:

		% of Total
		Options
	Number of	Granted
	Securities	to
	Underlying	Employees	Exercise or		Grant Date
	Options	In Fiscal	Base Price	Expiration	Present
Name	Granted	Year	($/Share)(1)	Date	Value($)(2)

David D. Stevens	75,000	5.51%	$27.91	9/5/2013	$1,086,068
John R. (“Randy”) Grow	37,500	2.75%	$27.91	9/5/2013	$543,034
Joel R. Kimbrough	37,500	2.75%	$27.91	9/5/2013	$543,034
Kyle J. Callahan	37,500	2.75%	$27.91	9/5/2013	$543,034
Thomas W. Bell Jr.	37,500	2.75%	$27.91	9/5/2013	$543,034

(1)	These options were granted on September 5, 2003 with an exercise price equal to the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on that day. Twenty-five percent of these options will vest on each of the first four anniversaries of the grant date. The options will vest immediately upon certain changes in control of the Company or qualified retirement.
(2)	These values were determined using the Black-Scholes methodology. Significant assumptions used by the Company in the Black-Scholes option pricing model computations are as follows for the years ended June 30:

2004

Risk-free interest rate	2.68% to 2.87%
Dividend yield	0%
Volatility factor	.64
Weighted-average expected life	4.0 years
Estimated turnover	8%

The Black-Scholes option model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because other Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

AGGREGATED OPTION EXERCISES IN FISCSAL YEAR 2004

AND FISCAL YEAR-END VALUES

      The following table summarizes options exercised during fiscal year 2004 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Number of		Options Held at		Options Held at
	Shares		June 30, 2004		June 30, 2004 (2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David D. Stevens	250,404	$6,749,260	81,860	176,250	$1,404,600	$2,090,250
John R. (“Randy”) Grow	—	—	104,599	88,125	2,492,568	1,045,125
Joel R. Kimbrough	60,000	1,915,161	143,035	88,125	3,955,442	1,045,125
Kyle J. Callahan	55,000	1,703,803	100,624	88,125	2,320,142	1,045,125
Thomas W. Bell Jr.	13,907	407,475	60,374	88,125	1,099,930	1,045,125

(1)	Represents the difference between fair market value of the shares at the time of exercise and the exercise price on the exercise dates.
(2)	Based upon the closing price of the Common Stock of $38.95 per share as reported on the NASDAQ National Market on June 30, 2004, less the exercise price of the options.

Equity Compensation Plan Information

      The following table summarizes our equity compensation plans as of June 30, 2004:

(c)
Number of shares
remaining available for
	(a)	(b)	future issuance under
	Number of shares to be	Weighted-average exercise	equity compensation
	issued upon exercise of	price of outstanding	plans (excluding
	outstanding options,	options, warrants and	securities reflected in
Plan Category	warrants and rights	rights	column (a))

Equity compensation plans approved by Stockholders:	4,289,212	$26.71	773,568
Equity compensation plans not approved by Stockholders:	—	—	—
Total	4,289,212	$26.71	773,568

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

      This report is submitted by the Company’s Compensation Committee at the direction of the Board of Directors. It provides information regarding the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers. The Compensation Committee of the Board of Directors is responsible for reviewing and approving compensation for the Company’s executive officers. The Compensation Committee is composed of three non-employee directors who meet the independence requirements of the National Association of Securities Dealers, Inc. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company’s executive compensation program.

      The Company’s executive compensation program is focused on stockholder value, the overall performance of the Company, the effect of the executive’s performance on the success of the Company and the individual performance of the particular executive.

Compensation Philosophy

      The Compensation Committee’s philosophy is to integrate the compensation of the Company’s executive officers with corporate performance. The Committee’s objectives are to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within the Company so that employees share in the rewards and risks of the Company, and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible. The Compensation Committee is also focused on assisting the Company in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of stockholders. In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee reviews and approves:

•	total compensation of executive officers in relation to Company performance;

•	long-term incentive compensation in the form of stock awards; and

•	cash or other bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

      The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and stock options. Because the Company’s compensation plan involves incentives contingent upon the Company’s performance and individual performance, an executive officer’s actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The Compensation Committee reviews each element of executive compensation annually.

      The key components of the Company’s executive compensation program are described below.

Base Salary

      The Compensation Committee reviews and approves an annual salary plan for the Company’s executive officers following a merit review conducted by the CEO. The salary plan is developed by the Company’s CEO. Many subjective factors are included in determining the executive’s base salary, such as (i) the executive officer’s responsibilities, (ii) the scope of the position, (iii) experience and length of service with the Company, (iv) individual efforts and performance within the Company, the industry and the community, (v) team building skills consistent with the Company’s best interests, (vi) observance of the Company’s ethics and compliance program, (vii) salaries paid by competitive companies to officers in similar positions, and (viii) base compensation paid to other Company executives. While these subjective factors are then integrated with other objective factors, including the Company’s net income, earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

Bonuses

      The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company’s achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers of the Company receive a cash bonus based on a percentage of annual base salary if the Company meets an annual performance target. The performance targets are established and communicated at the beginning of each year. The executive officers’ performance targets have historically been, and are contractually, based on the achievement by the Company of revenue and earnings per share goals. Bonuses for executive officers can be as much as 100% of base salary with respect to Mr. Stevens and as much as 75% of base salary with respect to other executives, depending on the percentage of the revenue and earnings per share goal that is achieved.

Long-Term Component — Stock Incentive Plans

      To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives and to align executives’ incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock option awards have been and remain an excellent vehicle for providing financial incentives for management. In addition to the 1996 Option Plan and the Accredo Health, Incorporated 1999 Long-Term Incentive Plan, the Company has also adopted the Accredo Health Incorporated 2002 Long-Term Incentive Plan, which is also administered by the Compensation Committee. The Company’s stock incentive plans permit the Company to issue stock options or other stock based awards to officers, key employees, and directors of the Company. Subject to general limits prescribed by the stock incentive plans, the Compensation Committee has the authority to determine the individuals to whom stock awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock award is based upon the executive’s position and the executive’s individual performance during the related evaluation period. Because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, under a stock option award executives benefit only if the value of the Company’s Common Stock increases.

      The Committee believes that executives with stock options are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of the Company’s stockholders. For this reason, the Company uses stock options as its predominant long-term incentive program.

      Executive officers of the Company may also participate in the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”). Executive officers are entitled to participate in the Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Stock Purchase Plan. All contributions to the Stock Purchase Plan are made or invested in the Company’s Common Stock. These features are intended to align further the executives’ and stockholders’ long-term financial interests.

Other Benefits

      The Company’s executives are also entitled to participate in (i) the Company’s self-insured group medical plan, (ii) the Company’s 401(k) plan, and (iii) the Accredo Health, Incorporated Executive Deferred Compensation Plan. In addition, the Company maintains $500,000 in term life insurance for each of Messrs. Stevens, Kimbrough, Bell, Peters and Fitzpatrick and Ms. Biehner payable to their respective named beneficiaries. The Company makes only nominal use of perquisites in compensating its executive officers.

Chief Executive Officer Compensation

      The Compensation Committee’s basis for compensation of the Chief Executive Officer, David D. Stevens, is based on the compensation philosophy discussed above. Mr. Stevens participates in the same executive compensation plans available to the other executive officers. For the 12 months ending August 31, 2005, the Compensation Committee set the base salary of Mr. Stevens at $515,053. The compensation level established for Mr. Stevens was in response to the Committee’s and the Board’s assessments of the Company’s performance and accomplishments in fiscal 2004, as well as Mr. Stevens’ position in the Company and the nature of his responsibilities and contributions. The Committee considered Mr. Stevens’ performance in terms of the Company’s success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company’s performance relative to its peers and competitors in the industry in evaluating Mr. Stevens’ compensation.

Federal Income Tax Deductibility Limitations

      The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

Summary

      The Compensation Committee believes that the Company’s compensation policies are strongly linked to the Company’s performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company’s compensation policies and plans to ensure that they are appropriately configured to align the interest of officers and stockholders and that the Company can attract, motivate, and retain talented management personnel.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Kenneth J. Melkus

Nancy-Ann DeParle
William E. Evans

STOCKHOLDER RETURN

PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the Company’s Common Stock during the last five fiscal years with the performance of a broad equity market indicator and the performance of a published industry index or peer group. The graph compares the cumulative total return on the Company’s Common Stock with (1) the Nasdaq Stock Market Index (the “Broad Index”) and (2) the Dow Jones US Healthcare Index (the “Industry Index”). For purposes of preparing the graph, the Company assumed that an investment of $100 was made on June 30, 1999 in the Company’s Common Stock, the Broad Index, and the Industry Index and that all dividends, if any, were reinvested at the time they were paid.

      The Industry Index is comprised of a broad mix of publicly traded healthcare related companies in the Biotechnology, Pharmaceuticals, Diagnostics and Imaging, Medical Products, and Healthcare Services sectors, and also includes the Company. The components of the index portfolio are intended to be a broad representative sample of the public companies in this industry sector. Management believes that the Industry Index includes companies that are comparable to the Company in terms of their businesses, size and market characteristics.

      The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company’s Common Stock.

	6/99	9/99	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01

ACCREDO HEALTH INC.	100.00	96.18	93.89	151.71	158.30	223.84	229.86	224.55	255.48	250.05	272.72
NASDAQ STOCK MARKET (U.S.)	100.00	110.62	159.50	195.72	192.65	176.75	104.73	71.26	68.58	62.18	55.25
DOW JONES US HEALTHCARE	100.00	90.95	96.35	100.32	121.59	122.81	132.46	110.43	112.97	112.57	115.76

[Additional columns below]

[Continued from above table, first column(s) repeated]

	3/02	6/02	09/02	12/02	3/03	6/03	09/03	12/03	3/04	6/04

ACCREDO HEALTH INC.	393.42	316.96	327.54	363.21	250.78	223.08	288.40	325.70	392.57	401.33
NASDAQ STOCK MARKET (U.S.)	55.80	58.24	54.32	50.57	45.66	56.04	64.47	72.20	76.16	76.42
DOW JONES US HEALTHCARE	113.84	94.96	87.77	91.67	93.00	103.59	100.59	109.48	110.38	113.34

*$100 invested on 6/30/99 in stock or index, including reinvestment of dividends. Fiscal year ending June 30.

      THE FOREGOING REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS, STOCK PERFORMANCE GRAPH AND REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT ACCREDO SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Melkus, Ms. DeParle and Dr. Evans presently serve as members of the Compensation Committee of the Board of Directors and served on the Compensation Committee during the fiscal year ended June 30, 2004. Neither Ms. DeParle, nor Mr. Melkus, nor Dr. Evans, nor any executive officer of the Company, serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease of Real Property

      Pursuant to a lease agreement dated January 1, 2001, the Company’s subsidiary, HHS, leases approximately 36,000 square feet of administrative and other space located at 6820 Charlotte Pike, Nashville, Tennessee from the mother of Kyle J. Callahan (who is currently an executive officer of the Company and HHS). The lease contains an initial term of 5 years and a 5-year renewal option. The initial 5-year term expires December 31, 2005. During fiscal 2004, HHS paid Mr. Callahan’s mother $540,297 under this lease. A predecessor lease with Mr. Callahan’s mother dated September 1, 1994 and amended on May 1, 1997 and May 25, 1999 was in place when the Company purchased HHS in June 1997. Prior to entering into the current lease, the Company conducted a search for suitable rental property in Nashville and a survey of rental rates for comparable space. The Company believes that the foregoing lease was obtained on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Payment of Escrowed Funds

      In June 1997, the Company purchased all of the outstanding shares of common stock of HHS. The mother of Kyle J. Callahan (who is currently an executive officer of the Company and HHS) was a significant stockholder of HHS. Part of the consideration received by the selling stockholders was placed in an escrow account to satisfy certain accounts payable of HHS that had not been resolved at closing. The bulk of the escrowed funds have been paid to third party payors who claimed the money and the remaining balance of approximately $35,000 was disbursed to Mr. Callahan’s mother and the other selling stockholder in early calendar year 2004.

Indemnification of Directors and Officers

      Commencing April 8, 2003, the Company and certain of its officers were named as defendants in several substantially similar putative class action lawsuits filed in the United States District Court for the Western District of Tennessee, Memphis Division. The lawsuits have been consolidated and a consolidated complaint was filed on September 15, 2003. The Company, David D. Stevens and Joel Kimbrough, were named as Defendants in the consolidated complaint. The putative class representatives seek to represent a class of individuals and entities who supposedly suffered damages from the alleged violations of the securities laws.

      In addition, two purported derivative lawsuits were filed in the Circuit Court of Shelby County, Tennessee for the Thirtieth Judicial District at Memphis. These actions were consolidated and a Consolidated

Derivative Complaint was filed on July 28, 2003. The derivative action names some of our officers, most of our directors and a former director as defendants: David D. Stevens, John R. Grow, Kyle J. Callahan, Kevin L. Roberg, Kenneth R. Masterson, Kenneth J. Melkus, Dick R. Gourley, Nancy-Ann DeParle, Joel R. Kimbrough, Thomas W. Bell, Jr., and Patrick J. Welsh. The derivative lawsuit alleges that the defendants breached fiduciary duties owed to the Company by engaging in violations of the securities laws. On behalf of the Company, the derivative complaint seeks compensatory damages from the defendants and the disgorgement of profits, benefits and other compensation received by the defendants. Defendants have filed a Motion to Dismiss the Consolidated Derivative Complaint.

      During 2004, the Company incurred legal fees and expenses in the defense of the lawsuits described above. The defense includes costs approved by the Board of Directors for the indemnification of the defendants who were named as a defendant in his or her officer/director capacity and in his or her individual capacity, and a former director of the Company who was also named as a defendant.

      The Company has agreed to indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the fullest extent that the Company would have been permitted under Delaware law and its Certificate of Incorporation or By-Laws.

      Section 145 of Chapter 1 of the Delaware General Corporation Law, Section 8.1, Article VIII of the Company’s Certificate of Incorporation, and Article VI of the Company’s By-Laws contain provisions for indemnification of officers and directors of the Company. The indemnification provisions in the Certificate of Incorporation require the Company to indemnify the Company’s officers and directors to the full extent permitted by Delaware law. Each such person will be indemnified in any proceeding provided that such person’s acts or omissions did not involve intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of applicable law. Indemnification would cover expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement.

      The Company’s Certificate of Incorporation also provides that the Company’s Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company has obtained and maintains such insurance.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Company Policy

      The Company believes that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board of Directors review all related party transactions.

      The Company has adopted a policy pursuant to which transactions with affiliates (other than those entered into in connection with the formation of the Company) must be reviewed by the Audit Committee and approved by a majority of the disinterested independent members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Exchange Act, the Company’s directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (SEC) and the Nasdaq

National Market. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company must report in this Proxy Statement any failure to make required filings for the fiscal year ended June 30, 2004. Based solely on a review of the reports furnished to the Company or written representations from the Company’s directors, officers, and ten percent beneficial owners, all reporting requirements were satisfied with the following exceptions: (a) Form 4s reporting option grants made on September 5, 2003 to Barbara Biehner, Steve Fitzpatrick, Joel Kimbrough, Randy Grow, Kyle Callahan, David Stevens and Thomas W. Bell, Jr. were filed on November 5, 2003; (b) Form 3s reporting initial ownership for Jon B. Peters, J. Martin Carroll and Thomas Rotherham were filed late, and (c) Form 4 reporting a grant of options to J. Martin Carroll on January 27, 2004 was filed February 17, 2004.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Stockholders of the Company wishing to submit a proposal pursuant to Rule 14a-8 of the Exchange Act for action at the Company’s 2005 annual meeting of stockholders and to have the proposal included in the Company’s proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than June 21, 2005.

      In order to be considered at the 2005 Annual Meeting, stockholder proposals must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws. The Company’s By-Laws provide that stockholders are required to give advance notice to the Company of any nomination by a stockholder of candidates for election as directors and of any business to be brought by a stockholder before an annual stockholders’ meeting. Specifically, the By-Laws provide that for a stockholder to nominate a person for election to the Company’s Board of Directors, the stockholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. Please see “Stockholder Nominees” under “Board Committees, Attendance, and Compensation of Directors — Committees” included elsewhere in this Proxy Statement for information on director nominations by stockholders to be considered at an annual meeting pursuant to the By-laws, as well as information on stockholder recommendations for director candidates to the Nominating and Governance Committee. The By-Laws also provide that for business other than a Rule 14a-8 proposal, to be properly brought before an annual meeting by a stockholder, the stockholder must have the legal right and authority to make the proposal for consideration at the meeting and the stockholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the scheduled meeting. In the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the stockholder making the nomination or proposal.

      The specific requirements of these advance notice and eligibility provisions are set forth in Section 11 and Section 12 of Article II of the Company’s By-Laws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

ANNUAL REPORTS

      The Company’s fiscal 2004 Annual Report to stockholders is being mailed to the Company’s stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission may be obtained by any stockholder, free of charge, upon written request to the Office of the Secretary, Accredo Health, Incorporated, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

HOUSEHOLDING

      Securities and Exchange Commission rules permit the Company to deliver a single proxy statement and annual report to an address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings for the Company. To take advantage of this opportunity, the Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the impacted stockholders prior to the mailing date. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Proxy Statement or Annual Report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy by writing to the Company at the following address: Media and Investor Relations, Accredo Health, Incorporated, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134, or by telephoning the Company at (901) 381-7442.

OTHER MATTERS

      The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

APPENDIX A

ACCREDO HEALTH, INCORPORATED

AUDIT COMMITTEE CHARTER

ROLE OF THE AUDIT COMMITTEE

      The Board of Directors having previously established an Audit Committee as a permanent standing committee of the Board, effective January 1, 2000, the Board of Directors of Accredo Health, Incorporated (“Company”) adopts, approves and publishes the following Charter of the Audit Committee.

      The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor. The role of the Audit Committee also includes encouragement of strong, positive working relationships and free and open communication among the directors, the independent auditor, the internal auditors, counsel and the Company’s management. References to “Company” in this Charter shall refer to the Company and all of its subsidiaries.

COMMITTEE COMPOSITION

      a) The Audit Committee shall consist of at least three directors, all of whom shall meet the independence and experience requirements of NASDAQ including being able to read and understand financial statements, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committee of more than two other public companies.

      b) The Board of Directors shall make determinations of independence with respect to possible appointees and shall appoint the members of the Audit Committee on the recommendation of the Governance and Nominating Committee. The Board shall apply the rules and restrictions of NASDAQ relating to independence and consider employment, officer, business, family, charitable and other relationships in making such determinations and appointments.

      c) The Audit Committee shall choose its Chairperson by majority vote of its members. The Chairperson of the Committee shall preside at meetings of the Audit Committee. The Secretary of the Corporation shall act as secretary of the Committee, but in the absence of the Secretary, the presiding officer may appoint a secretary.

      d) The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

AUDIT COMMITTEE MEETINGS

      a) The Audit Committee shall hold at least four regular meetings, one during each fiscal quarter and shall meet more frequently as deemed necessary to fulfill the responsibilities prescribed in this Charter or by the Board of Directors. Special meetings of the Audit Committee may be called by the Chairman of the Audit Committee, Chairman of the Board or the Lead Director. Notice of any meeting of the Audit Committee shall be given to each of the members of the Audit Committee either orally or in writing at least two days in advance of the meeting. If given in writing, such notice shall be deemed to be effective when received and may be given by any means, including personal delivery, by mail or by telegram, telex or facsimile transmission. If given by mail, such notice shall also be deemed effective five days after deposited in the U.S. Mail, if mailed with first class postage prepaid. Notice may be addressed to a director’s residence or usual place of business. Each such notice shall state the time and place of the meeting. Notice of any meeting of the Audit Committee need not be given to any member if he/she shall sign a written waiver thereof either before or after the meeting or if he/she shall be present at the meeting.

      b) The Audit Committee shall periodically and at least semi-annually meet with the independent auditor, the Director of Internal Audit (or person with similar responsibilities) and senior management of the Company in separate executive sessions to discuss any matters that the Audit Committee or each such group or person believes should be discussed privately. The Audit Committee shall request other members of management, corporate counsel, members of the finance and accounting department and anyone else desired by the Audit Committee to participate in Committee meetings, as deemed appropriate by the Audit Committee. Periodically and at least quarterly the Audit Committee shall meet in private session with only Audit Committee members.

      c) The presence of at least a majority of the members of the Audit Committee shall be necessary for the transaction of business at all meetings of the Audit Committee and action of the Audit Committee shall require the concurrence of a majority of those present at such a meeting. Each member of the Audit Committee shall have one vote on all matters addressed by the Audit Committee.

      d) Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at said meeting.

      e) The Audit Committee shall maintain minutes of its meetings and the Secretary of the Corporation shall compile and keep such minutes in a form readily accessible to the members of the Board, the Audit Committee and such other persons as shall have a need to review said minutes.

RESPONSIBILITIES AND DUTIES

Charter

      a) The Audit Committee Charter and any revisions thereto shall be approved by the Board of Directors.

      b) The Audit Committee shall review and reassess the adequacy of the Audit Committee Charter on an annual basis, or more frequently as needs dictate, and recommend to the Governance and Nominating Committee and/or the Board of Directors any revisions considered appropriate.

      c) The Audit Committee Charter shall be included as an appendix to the Company’s proxy statement in accordance with the rules and regulations promulgated by the Commission under the Exchange Act, as such rules and regulations may be modified or supplemented from time to time.

      d) The Audit Committee shall post its charter on the Company’s website.

INDEPENDENT AUDITOR AND OTHER INDEPENDENT ACCOUNTANTS AND ADVISORS

Selection and Retention

      The independent auditor for the Company is ultimately accountable to the Board of Directors and the Audit Committee of the Company and shall report directly to the Audit Committee.

      The Audit Committee shall:

a) Have sole authority over the appointment, retention, discharge or replacement of the independent auditor. The auditor shall be formally appointed each year. Key consideration for reappointment is quality, working relationship with the Audit Committee and cost/benefit relationship of fees.

b) Be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, with the Company providing appropriate funding, as determined by the Audit Committee, for payment of such compensation.

c) Determine a philosophy on the extent of non-audit services that the independent auditor will be considered for.

d) Pre-approve all auditing services and permitted non-auditing services (including the fees and terms thereof) to be performed for the Company by its independent auditor as required and permitted by Section 10A(i)(1) of the Exchange Act. Such pre-approvals may be made pursuant to policies and procedures established by the Audit Committee in accordance with the SEC Rules.

e) Receive and discuss with management and the independent auditor the letter from the independent auditor regarding the auditor’s independence required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as such Standard may be modified or supplemented from time to time.

f) Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

g) Periodically and at least annually review, evaluate and discuss with the independent auditor such auditor’s independence, effectiveness and performance, including the lead partner of the independent auditor team and any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

h) Ensure the rotation of the lead audit partner and the concurring partner as required by the SEC Rules. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

i) Present its conclusions regarding its evaluation of the independent auditor to the Board of Directors and recommend to the Board any appropriate action to satisfy the Committee and/or the Board of the qualifications, performance and independence of the independent auditor.

j) Approve the use of independent public accountants other than the principal independent auditor by the Company and the rationale for such use.

k) Approve the hiring by the Company of employees or former employees of the independent auditor who were engaged on the Company’s account.

l) Be authorized to hire outside counsel or other consultants as necessary.

Audit and Related Services

      The Audit Committee shall:

a) Approve the audit plan including the audit of internal control over financial reporting and the quarter review plan and approve any modifications thereof.

b) Address the coordination of audit efforts between the independent auditor, internal auditor and the finance and accounting group to assure the completeness of coverage, reduction of efforts and the effective use of audit resources.

c) Discuss with management and the independent auditor the matters required to be discussed by Statement on Auditing Standards No 61 relating to the audit, including:

i. The auditor’s responsibility under generally accepted auditing standards

ii. Significant accounting policies including how significant unusual transactions were accounted for and the effect of policies in controversial or emerging areas where there is a lack of authoritative guidance or consensus

iii. The process used by management in formulating sensitive accounting estimates and the basis for the auditor’s consensus

iv. Audit adjustments and the nature and extent of adjustments passed (not made)

v. The auditor’s judgement about the quality of the Company’s accounting principles as applied to financial reporting

vi. The responsibility of the auditor for other information in documents containing audited financial statements

vii. Disagreements with management whether or not satisfactorily resolved

viii. Issues discussed with other accountants

ix. Issued discussed with management in connection with the initial or reoccurring retention of the auditor

x. Serious difficulties encountered in dealing with management during the course of the audit.

xi. Material written communications between management and external auditors.

d) Review the auditor’s internal control and management suggestion letter and management’s responses including corrective actions. Reach concurrence with management and the auditors on the corrective action and ensure that the agreed upon actions are completed in a timely manner.

e) Review with the independent auditor the independent auditor’s evaluation of the Company’s financial, accounting and internal audit personnel, and the cooperation received by the independent auditor during the course of the audit.

INTERNAL AUDITORS

      The Audit Committee shall:

a) Review and approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit (or person with similar responsibilities) and periodically and at least annually review the performance of the Director of Internal Audit.

b) At least annually review and approve the internal audit plan and the internal audit department budget and staffing ensuring that adequate resources are available to execute the plan.

c) Review the results of completed internal audits with the Director of Internal Audit and monitor corrective actions taken by management, as deemed appropriate. Evaluate any difficulties encountered in the course of their activities including any restrictions on scope or access to required information.

d) Review with the independent auditor its assessment of the Internal Audit Department practices and objectivity.

FINANCIAL REPORTING

      The Audit Committee shall:

a) Review and approve the process resulting in the certification of the quarterly and annual financial statements by the CEO and CFO.

b) Review and discuss with management and the independent auditor the audited financial statements, the quarterly financial statements of the Company including the results of the independent auditor’s review of the quarterly financial statements and the results of the certification process and the quality of the earnings of the Company from a subjective as well as an objective standpoint.

c) Review and discuss with the Disclosure Committee, management and the independent auditor all of the Company’s SEC filings, including quarterly Form 10Q and annual Form 10K including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

d) Make recommendations to the Board of Directors as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year for the filing with the Commission.

e) Discuss with management the Company’s earnings press releases, including the use of “pro forma” or other “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies.

f) Review and resolve any disagreement between management and either the independent auditor or the Internal Audit Department in connection with the preparation of the financial statements.

g) Pre-approve all related party transactions as required by NASDAQ including approving any activities of directors or senior management that could create a potential for related party transactions.

h) Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

i) Discuss with the independent auditor and management (a) the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and (b) the effect of regulatory and accounting initiatives and (c) any material (current or potentially in the future) off-balance sheet transactions, arrangements, obligations and other relationships with unconsolidated entities.

j) Receive from management and the independent auditor timely analysis of significant current financial reporting issues.

k) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

INTERNAL CONTROL AND RISK ANALYSIS

      The Audit Committee shall:

a) Review and approve the process for the initial attestation of management’s assertion of the effectiveness of internal controls over financial reporting.

b) Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and any changes since the last reporting period in internal controls.

c) Review with management, the Internal Audit Department and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including the Company’s risk assessment and risk management policies), any major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of any material control deficiencies. Such analysis shall specifically cover technology, management information systems and income tax exposures.

ETHICAL AND LEGAL COMPLIANCE AND OTHER RESPONSIBILITIES

      The Audit Committee shall:

a) Establish, review and update (or cause management to update) periodically the Company’s Code of Ethics & Conduct (the “Code”) and assure that management has established a system to enforce the Code.

b) Review with the General Counsel the results of their review of the monitoring of compliance with the Company’s code of conduct and approve any waiver of the Code for senior management.

c) Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and review and approve the expense reports of senior management.

d) Approve Company transactions which the officers or directors have an interest.

e) Review with the Company’s General Counsel and, when appropriate, outside counsel legal compliance matters and any legal matter (including the Foreign Corrupt Practices Act) that could have a significant impact on the Company’s financial statements including reports/inquiries from regulators.

f) Discuss with the independent auditors any information brought to its attention by the auditors regarding potential illegal acts and handle such information as required by law.

g) Conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities. Seek any information it requires from employees, all of whom are directed to cooperate with the Committee’s or its designated third parties’ requests.

h) As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, with the Company providing for appropriate funding, as determined by the Audit Committee, for payment of compensation to such advisors.

i) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees or “whistle blowers” of concerns regarding questionable accounting or auditing matters.

j) Annually evaluates the performance of the Audit Committee and report the results to the full Board.

k) Not receive any compensation from the Company except the compensation received for service as a member of the Company’s Board of Directors or its committees.

REPORTS

      The Audit Committee shall prepare the following reports:

a) Prepare a report of the Audit Committee to be included in the Company’s proxy statements.

b) Based on its review and discussions with management and the auditors, recommend to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

c) Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

LIMITATION OF AUDIT COMMITTEE’S ROLE

      In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

APPENDIX B

ACCREDO HEALTH, INCORPORATED

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE CHARTER

PURPOSE AND RESPONSIBILITIES

      The Nominating and Corporate Governance Committee (the “Committee”) is intended to assist the Board of Directors of Accredo Health, Incorporated (the “Company”) in fulfilling its oversight responsibilities under the Nasdaq listing standards and Delaware law. As such, the Committee shall have three primary responsibilities.

      First, the Committee shall be responsible for identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors, to recommend that the Board of Directors select a slate of director nominees for election by the stockholders of the Company at the annual meeting of the stockholders of the Company, in accordance with the Company’s certificate of incorporation and by-laws and with Delaware law.

      Second, the Committee shall be responsible for developing and recommending to the Board of Directors a set of corporate governance policies and principles to be applicable to the Company. It shall also be the task of the Committee to periodically re-evaluate such policies and guidelines for the purpose of suggesting amendments to them if appropriate.

      Third, the Committee shall oversee an annual evaluation of the Board of Directors and Company management.

COMPOSITION OF THE COMMITTEE

      The members of the Committee shall be independent directors meeting the requirements of the Nasdaq National Market and appointed by the Board of Directors on the recommendation of the then current Nominating and Corporate Governance Committee. The Chairman of the Committee shall be designated by the Board of Directors. In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote. The Board of Directors may, at any time, remove one or more directors as members of the Committee and may fill any vacancy on the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

OPERATIONS OF THE COMMITTEE

Nominating Function

      At least annually, the Committee shall review with the Board of Directors the appropriate skills and characteristics required of Board of Directors members. The full Board of Directors shall remain responsible for selecting nominees and recommending them for election by the stockholders. The Committee is responsible for developing and implementing the screening process necessary to identify qualified candidates. As a part of its screening process, the Committee shall:

•	evaluate a candidate’s independence from the Company’s management and other principal service providers, and the effect of any relationships that might impair independence, e.g., business, financial or family relationships with the Company’s management or other service providers; and

•	consider candidates proposed by the chief executive officer, by any director or by any stockholder, in accordance with procedures established by the Committee from time to time.

B-1

      The Committee may determine, from time to time, the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the Board of Directors. The Committee has the sole authority to retain, at Company expense, and terminate any such search firm or consultant, including sole authority to approve the fees to be paid to such firm or consultant and all other retention terms.

      On an annual basis, the Committee shall evaluate the membership of the committees of the Board of Directors. The Committee shall provide to the full Board of Directors the results of its evaluation, together with the Committee’s recommendation as to committee membership during the upcoming year, for consideration by the Board of Directors in connection with the annual committee appointment process. In the event of a vacancy on any of the committees of the Board of Directors, the Committee shall provide its recommendation regarding a replacement committee member to the full Board of Directors.

Corporate Governance Functions

      Promptly following the initial adoption of this charter, the Committee shall, with the assistance of the Company’s outside counsel, develop a set of formal, written guidelines for corporate governance, which shall be presented to the full Board of Directors for consideration and adoption.

      The Committee shall, from time to time, review the governance structures and procedures of the Company and suggest improvements thereto to the full Board of Directors. Such improvements, if adopted by the full Board of Directors, shall be incorporated into the written guidelines.

Annual Evaluation Functions

      The Committee shall conduct an annual evaluation of its performance. Additionally, the Committee shall oversee an annual evaluation of the Board of Directors and Company management.

      The Committee shall have and may exercise all powers and authority of the Board of Directors to the extent permitted under Section 141 of Delaware General Corporation Law.

Other Activities

      The Committee shall perform any other activities consistent with this charter, the Company’s Certificate of Incorporation and Bylaws and governing law as the Committee of the Board of Directors deem appropriate.

COMMITTEE MEETINGS

      The Committee shall meet at least two times per year. Other meetings may be held at the discretion of the Chairman of the Committee. Minutes of each of these meetings shall be kept.

B-2

Appendix C

ACCREDO HEALTH, INCORPORATED

2002 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

      1.1.     General. The purpose of the Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Accredo Health, Incorporated (the “Corporation”), by linking the personal interests of its employees, officers, consultants and directors to those of Corporation’s stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, and consultants; provided, however, to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Corporation will be eligible to receive Awards under the Plan until such time, if any, as the Corporation’s common stock shall be traded on a national securities exchange or on the Nasdaq National Market.

ARTICLE 2

EFFECTIVE DATE

      2.1.     Effective Date. The Plan shall be effective as of the date it is approved by both the Board and the majority of the holders of the Stock of the Company.

ARTICLE 3

DEFINITIONS

      3.1.     Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

      (a) “Award” means any Option, Restricted Stock Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

      (b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

      (c) “Board” means the Board of Directors of the Corporation.

      (d) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

      (e) “Change in Control” means and includes:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Corporation Voting Securities, (ii) any acquisition directly from the Corporation, (iii) any acquisition by the Corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

      (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      (g) “Committee” means the committee of the Board described in Article 4.

      (h) “Corporation” means Accredo Health, Incorporated, a Delaware corporation.

      (i) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

      (j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

      (k) “Effective Date” has the meaning assigned such term in Section 2.1.

      (l) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if the Stock is not quoted on Nasdaq or it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

      (m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      (n) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

      (o) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

      (p) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

      (q) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

      (r) “Participant” means a person who, as an employee, officer, consultant or director of the Corporation or any Subsidiary, has been granted an Award under the Plan.

      (s) “Plan” means the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, as amended from time to time.

      (t) “Restricted Stock Award” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

      (u) “Retirement” means a Participant’s voluntary termination of employment with the Corporation, Parent or Subsidiary after attaining age 55.

      (v) “Stock” means the $.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 10.

      (w) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

      (x) “1933 Act” means the Securities Act of 1933, as amended from time to time.

      (y) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

      4.1.     Committee. The Plan shall be administered by a committee appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

      4.2     Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

      4.3     Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

      (a) Designate Participants;

      (b) Determine the type or types of Awards to be granted to each Participant;

      (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

      (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

      (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

      (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

      (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

      (h) Decide all other matters that must be determined in connection with an Award;

      (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

      (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

      (k) Amend the Plan or any Award Agreement as provided herein; and

      (l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Corporation or any Parent or Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

      Notwithstanding the above, the Board or the Committee may expressly delegate to one or more officers of the Corporation some or all of the Committee’s authority under subsections (a) and (c) above; provided that such delegation shall be limited to a number of Awards specified by the Committee; and provided further that no officer may grant Awards to himself or to eligible Participants who, at the time of grant, are or are anticipated to become, either (i) Covered Employees or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.

      4.4.     Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

      5.1.     Number of Shares. Subject to adjustment as provided in Section 10.1, the aggregate number of shares of Stock reserved and available for Awards shall be 2,600,000, of which not more than 10% may be granted as Awards of Restricted Stock.

      5.2.     Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

      5.3.     Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4.     Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of shares of Stock with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Restricted Stock Awards that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

ARTICLE 6

ELIGIBILITY

      6.1.     General. Awards may be granted only to individuals who are employees, officers, consultants or directors of the Corporation or a Parent or Subsidiary; provided, however, that to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Corporation will be eligible to receive Awards under the Plan until such time, if any, as the Corporation’s common stock shall be traded on a national securities exchange or on the Nasdaq National Market.

ARTICLE 7

STOCK OPTIONS

      7.1.     General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

      (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

      (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

      (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

      (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

      (e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant.

      7.2.     Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

      (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

      (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

      (c) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for Cause or by the Participant without the consent of the Corporation, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 9.5.

      Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 9, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

      (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

      (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

      (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

      (g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

      (h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

RESTRICTED STOCK AWARDS

      8.1.     Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      8.2.     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      8.3.     Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      8.4.     Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS

      9.1.     Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      9.2.     Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

      9.3.     Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      9.4.     Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

      9.5.     Beneficiaries. Notwithstanding Section 9.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      9.6.     Stock Certificates. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

      9.7.     Acceleration Upon Death, Retirement or Disability. Except as otherwise provided in the Award Agreement, upon the Participant’s death, Retirement or Disability during his employment or service as a consultant or director, all outstanding Options shall become fully exercisable and all restrictions on outstanding Restricted Stock Awards shall lapse. Any Option shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

      9.8.     Acceleration Upon a Change in Control. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

      9.9.     Acceleration for any Other Reason. Regardless of whether an event has occurred as described in Section 9.7 or 9.8 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Restricted Stock Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 9.10.

      9.10.     Effect of Acceleration. If an Award is accelerated under Section 9.8 or 9.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that, if the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

      9.11.     Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the achievement by the Corporation or a Parent or Subsidiary of a specified target total stockholder return (stock price appreciation plus reinvested dividends), or target growth in total stockholder return, (c) the Corporation’s, Parent’s or Subsidiary’s stock price, (d) the achievement by an individual or a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee has the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

      9.14.     Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale, or disposition of the Participant’s employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a

Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

      10.1.     General. In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 11

AMENDMENT, MODIFICATION AND TERMINATION

      11.1.     Amendment, Modification and Termination. Subject to Section 11.2, the Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations; and provided further that the last sentence of Section 11.2 may not be amended or modified without stockholder approval.

      11.2.     Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that:

      (a) subject to the terms of the applicable Award Agreement, such amendment, modification, or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination;

      (b) the original term of any Option may not be extended without the prior approval of the stockholders of the Company; and

      (c) except as otherwise provided in Article 10, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

ARTICLE 12

GENERAL PROVISIONS

      12.1.     No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

      12.2.     No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

      12.3.     Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

      12.4.     No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

      12.5.     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

      12.6.     Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

      12.7.     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

      12.8.     Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

      12.9.     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      12.10.     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      12.11.     Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

      12.12.     Government and Other Regulations. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      12.13.     Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

      12.14.     Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

      The foregoing is hereby acknowledged as being the Accredo Health, Incorporated 2002 Long-Term Incentive Plan as adopted by the Board of Directors of the Corporation on March 26, 2002 and approved by the stockholders of the Corporation on June 12, 2002.

ACCREDO HEALTH, INCORPORATED

By:	/s/ Thomas W. Bell, Jr.

Thomas W. Bell, Jr.
Senior Vice President and Secretary